    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 24, 2001

     POST-EFFECTIVE AMENDMENT NO. 1 TO REGISTRATION STATEMENT NO. 333-86385 POST-EFFECTIVE AMENDMENT NO. 2 TO REGISTRATION STATEMENT NO. 333-62921 POST-EFFECTIVE AMENDMENT NO. 3 TO REGISTRATION STATEMENT NO. 333-4136

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 ---------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        ---------------------------------

THE SEAGRAM COMPANY. LTD. --
LA COMPAGNIE SEAGRAM LTEE                       JOSEPH E. SEAGRAM & SONS, INC.

           (EXACT NAME OF REGISTRANTS AS SPECIFIED IN THEIR CHARTERS)

                       ----------------------------------

                        CANADA                                                           INDIANA
            (STATE OR OTHER JURISDICTION OF                                  (STATE OR OTHER JURISDICTION OF
            INCORPORATION OR ORGANIZATION)                                    INCORPORATION OR ORGANIZATION

                         NONE                                                          13-1285240
      (I.R.S. EMPLOYER IDENTIFICATION NUMBER)                          (I.R.S. EMPLOYER IDENTIFICATION NUMBER)
                   1430 PEEL STREET                                                  375 PARK AVENUE
           MONTREAL, QUEBEC, CANADA H3A 1S9                                     NEW YORK, NEW YORK 10152
                     (514) 987-5200                                                  (212) 572-7000

             (ADDRESSES, INCLUDING ZIP CODES, AND TELEPHONE NUMBERS, INCLUDING AREA CODES, OF REGISTRANTS' PRINCIPAL EXECUTIVE OFFICES)

                            DANIEL R. PALADINO, ESQ.
                         JOSEPH E. SEAGRAM & SONS, INC.
                                 375 PARK AVENUE
                            NEW YORK, NEW YORK 10152
                                 (212) 572-7000

       (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
           AREA CODE, OF REGISTRANTS' AGENT FOR SERVICE AND AUTHORIZED
        REPRESENTATIVE OF THE SEAGRAM COMPANY LTD. IN THE UNITED STATES)

                                 ---------------

                                   Copies to:

                              SARAH E. COGAN, ESQ.
                              JOHN D. LOBRANO, ESQ.
                           SIMPSON THACHER & BARTLETT
                              425 LEXINGTON AVENUE
                            NEW YORK, NEW YORK 10017

                          DEREGISTRATION OF SECURITIES

         A Registration Statement on Form S-3 (Registration No. 333-86385, which also constituted Post-Effective Amendment No. 1 to Registration Statement No. 333-62921 and Post-Effective Amendment No. 2 to Registration Statement No. 333-4136), was originally filed with the U.S. Securities and Exchange Commission (the "Commission") on September 2, 1999 by the Registrants (the "Registration Statement"). The offering of securities by the Registrants has been terminated. The total principal amount of debt securities registered by Joseph E. Seagram & Sons, Inc. under the Registration Statement was $1.5 billion. The total amount of Class A Preferred Stock registered by Joseph E. Seagram & Sons, Inc. under the Registration Statement was $10 million. The total amount of warrants registered by Joseph E. Seagram & Sons, Inc. under the Registration Statement was $10 million. The total amount of guarantees registered by The Seagram Company Ltd. under the Registration Statement was $1.5 billion. None of the above securities registered under the Registration Statement have been issued.

         Pursuant to the undertaking of the Registrants contained in the section in Part II of the Registration Statement entitled "Undertakings", the Registrants hereby request that the unsold debt securities, Class A Preferred Stock, warrants and guarantees be removed from registration by means of this Post-Effective Amendment No. 1.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2001.


                                   JOSEPH E. SEAGRAM & SONS, INC.

                                        /s/ John R. Preston
                                   By:  ----------------------
                                            John R. Preston
                                            Director



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on January 24, 2001 by the following persons in the capacities indicated.

                          SIGNATURE                        TITLE
                          ---------                        -----
                 /s/ Edgar Bronfman, Jr.
                 -------------------------       Chief Executive Officer
                     Edgar Bronfman, Jr.

                 /s/ Frank Mergenthaler
                 -------------------------       Chief Financial Officer, Chief
                     Frank Mergenthaler          Accounting Officer and Director

                 /s/ Daniel R. Paladino
                 -------------------------       Director
                     Daniel R. Paladino

                 /s/ John R. Preston
                 -------------------------       Director
                     John R. Preston

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 24, 2001.


                                   THE SEAGRAM COMPANY LTD.

                                        /s/ Edgar Bronfman, Jr.
                                   By:  ----------------------
                                            Edgar Bronfman, Jr.
                                            Chief Executive Officer and
                                            Director



         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to the Registration Statement has been signed on January 24, 2001 by the following persons in the capacities indicated.

                          SIGNATURE                         TITLE
                          ---------                         -----

                /s/  Edgar Bronfman, Jr.
                --------------------------       Chief Executive Officer and
                     Edgar Bronfman, Jr.         Director

                /s/  Jean-Marie Messier
                --------------------------       Director
                     Jean-Marie Messier

                /s/  Eric Licoys
                --------------------------       Director
                     Eric Licoys

                /s/  Alan Bell
                --------------------------       Director
                     Alan Bell

                /s/  Craig Thorburn
                --------------------------       Director
                     Craig Thorburn

                /s/  Frank Mergenthaler
                --------------------------       Chief Financial Officer and
                     Frank Mergenthaler          Chief Accounting Officer

                /s/  Daniel R. Paladino
                --------------------------       Authorized U.S. Representative
                     Daniel R. Paladino
